Exhibit 99.1

FOR IMMEDIATE RELEASE
July 20, 2022

FOR ADDITIONAL INFORMATION, PLEASE CONTACT MARK A. GOOCH, VICE CHAIRMAN, PRESIDENT, AND CEO, COMMUNITY TRUST BANCORP, INC. AT (606) 437-3229

Pikeville, Kentucky:

COMMUNITY TRUST BANCORP, INC. REPORTS EARNINGS FOR THE 2ND QUARTER 2022

Earnings Summary
(in thousands except per share data)	2Q 2022	1Q 2022	2Q 2021	YTD 2022	YTD 2021
Net income	$20,271	$19,728	$23,931	$39,999	$47,549
Earnings per share	$1.14	$1.11	$1.35	$2.24	$2.67
Earnings per share - diluted	$1.14	$1.11	$1.34	$2.24	$2.67

Return on average assets	1.49%	1.48%	1.76%	1.48%	1.80%
Return on average equity	12.75%	11.77%	14.20%	12.25%	14.34%
Efficiency ratio	53.77%	53.25%	53.17%	53.51%	51.76%
Tangible common equity	10.53%	10.93%	11.39%

Dividends declared per share	$0.400	$0.400	$0.385	$0.800	$0.770
Book value per share	$35.32	$36.53	$38.36

Weighted average shares	17,835	17,820	17,784	17,827	17,779
Weighted average shares - diluted	17,843	17,832	17,800	17,838	17,794

Community Trust Bancorp, Inc. (NASDAQ-CTBI) achieved earnings for the second quarter 2022 of $20.3 million, or $1.14 per basic share, compared to $19.7 million, or $1.11 per basic share, earned during the first quarter 2022 and $23.9 million, or $1.35 per basic share, earned during the second quarter 2021.  Total revenue was $0.3 million above prior quarter but $0.2 million below prior year same quarter.  Net interest revenue increased $0.8 million compared to prior quarter and prior year same quarter; however, noninterest income decreased $0.5 million compared to prior quarter and $1.0 million compared to prior year same quarter.  The decrease in noninterest income quarter over quarter was primarily the result of a variance in the valuation of our mortgage servicing rights, while the decrease year over year was primarily the result of a decrease in gains on sales of loans.  Provision for credit losses for the quarter was $0.1 million, compared to provision of $0.9 million for the quarter ended March 31, 2022 and a recovery of provision of $4.3 million for the second quarter 2022.  Noninterest expense increased $0.6 million compared to prior quarter and $0.5 million compared to prior year same quarter.  Net income for the six months ended June 30, 2022 was below prior year by $7.5 million, primarily due to the $6.8 million recovery of provision for credit losses taken in 2021.

2nd Quarter 2022 Highlights

❖	Net interest income for the quarter of $40.8 million was $0.8 million above prior quarter and prior year same quarter.

❖
Provision for loan losses for the quarter was $0.1 million, compared to provision of $0.9 million for the quarter ended March 31, 2022 and a recovery of provision of $4.3 million for the second quarter 2021.

❖	Our loan portfolio increased $42.9 million, an annualized 4.9%, during the quarter and $110.0 million, or 3.2%, from June 30, 2021.

❖
Net loan charge-offs were $42 thousand, or less than 0.01% of average loans annualized, for the quarter ended June 30, 2022 compared to net loan charge-offs of $0.3 million, or 0.04% of average loans annualized, for the first quarter 2022 and a net recovery of loan charge-offs for the second quarter 2021 of $0.6 million.

❖
Our nonperforming loans, excluding troubled debt restructurings, increased slightly to $13.8 million at June 30, 2022 from $13.7 million at March 31, 2022 but were $7.3 million below the $21.1 million at June 30, 2021.  Nonperforming assets at $15.8 million decreased $0.2 million from March 31, 2022 and $11.2 million from June 30, 2021.

❖	Deposits, including repurchase agreements, increased $28.7 million, an annualized 2.5%, during the quarter and $17.4 million, or 0.4%, from June 30, 2021.

❖
Shareholders’ equity declined $21.3 million, or an annualized 13.1%, during the quarter and $52.0 million, or 7.6%, from June 30, 2021, as a result of the continued increase in unrealized losses on our securities portfolio.

❖	Noninterest income for the quarter ended June 30, 2022 of $14.5 million was $0.5 million, or 3.1%, below prior quarter and $1.0 million, or 6.6%, below prior year same quarter.

❖	Noninterest expense for the quarter ended June 30, 2022 of $30.0 million was $0.6 million, or 2.1%, higher than prior quarter and $0.5 million, or 1.6%, above prior year same quarter.

Net Interest Income

				Percent Change
				2Q 2022 Compared to:
($ in thousands)	2Q 2022	1Q 2022	2Q 2021	1Q 2022	2Q 2021	YTD 2022	YTD 2021	Percent Change
Components of net interest income:
Income on earning assets	$45,352	$43,527	$43,875	4.2%	3.4%	$88,879	$88,086	0.9%
Expense on interest bearing liabilities	4,562	3,495	3,868	30.5	17.9	8,057	7,837	2.8
Net interest income	40,790	40,032	40,007	1.9	2.0	80,822	80,249	0.7
TEQ	232	235	230	(1.3)	0.9	467	447	4.5
Net interest income, tax equivalent	$41,022	$40,267	$40,237	1.9%	1.9%	$81,289	$80,696	0.7%

Average yield and rates paid:
Earning assets yield	3.56%	3.46%	3.41%	2.9%	4.2%	3.51%	3.52%	(0.4)%
Rate paid on interest bearing liabilities	0.54	0.42	0.45	28.2	19.7	0.48	0.47	3.4
Gross interest margin	3.02%	3.04%	2.96%	(0.6)%	1.9%	3.03%	3.05%	(0.9)%
Net interest margin	3.20%	3.18%	3.11%	0.6%	2.8%	3.19%	3.21%	(0.5)%

Average balances:
Investment securities	$1,454,371	$1,486,799	$1,225,369	(2.2)%	18.7%	$1,470,495	1,145,018	28.4%
Loans	$3,538,324	$3,440,439	$3,495,655	2.8%	1.2%	$3,489,652	3,521,861	(0.9)%
Earning assets	$5,140,656	$5,134,150	$5,184,923	0.1%	(0.9)%	$5,137,421	5,071,907	1.3%
Interest-bearing liabilities	$3,373,741	$3,350,208	$3,424,218	0.7%	(1.5)%	$3,362,039	3,379,958	(0.5)%

Net interest income for the quarter of $40.8 million was $0.8 million above prior quarter and prior year same quarter.  Our net interest income excluding PPP loans for the quarter ended June 30, 2022 was $40.3 million compared to $38.6 million for the quarter ended March 31, 2022 and $36.4 million for the quarter ended June 30, 2021.  Our net interest margin, on a fully tax equivalent basis, at 3.20% increased 2 basis points from prior quarter and 9 basis points from prior year same quarter, as our average earning assets increased $6.5 million from prior quarter but decreased $44.3 million from prior year same quarter.  Our yield on average earning assets increased 10 basis points from prior quarter and 15 basis points from prior year same quarter, and our cost of funds increased 12 basis points from prior quarter and 9 basis points from prior year same quarter.  As discussed more fully below, the impact of the PPP loans to the net interest margin for the second quarter 2022 was 3 basis points.

The PPP loan portfolio had an annualized yield for the quarter of 13.56% compared to 17.03% for the first quarter 2022.  Interest income on the portfolio was $45 thousand during the quarter, down $51 thousand from prior quarter, while the amortization of net loan origination fees from current outstanding loans and recognition of net fee income from paid and forgiven loans was $463 thousand, down $915 thousand from prior quarter.  These fees are amortized over the life of the loan with any unamortized balance fully recognized at the time of loan forgiveness.  The impact of the PPP loan portfolio to the net interest margin was an increase of 3 basis points for the second quarter 2022 compared to an increase of 11 basis points for the first quarter 2022.

Our ratio of average loans to deposits, including repurchase agreements, was 75.2% for the quarter ended June 30, 2022 compared to 74.2% for the quarter ended March 31, 2022 and 75.0% for the quarter ended June 30, 2021.

Noninterest Income

				Percent Change
				2Q 2022 Compared to:
($ in thousands)	2Q 2022	1Q 2022	2Q 2021	1Q 2022	2Q 2021	YTD 2022	YTD 2021	Percent Change
Deposit related fees	$7,263	$6,746	$6,358	7.7%	14.2%	$14,009	$12,380	13.2%
Trust revenue	3,198	3,248	3,349	(1.5)	(4.5)	6,446	6,300	2.3
Gains on sales of loans	519	597	1,907	(13.0)	(72.8)	1,116	4,340	(74.3)
Loan related fees	1,415	2,062	1,004	(31.4)	41.0	3,477	3,274	6.2
Bank owned life insurance revenue	702	691	581	1.7	20.8	1,393	1,154	20.7
Brokerage revenue	459	590	554	(22.2)	(17.2)	1,049	1,011	3.8
Other	945	1,031	1,768	(8.5)	(46.7)	1,976	2,639	(25.2)
Total noninterest income	$14,501	$14,965	$15,521	(3.1)%	(6.6)%	$29,466	$31,098	(5.2)%

Noninterest income for the quarter ended June 30, 2022 of $14.5 million was $0.5 million, or 3.1%, below prior quarter and $1.0 million, or 6.6%, below prior year same quarter.  The quarter over quarter decrease included a $0.6 million decrease in loan related fees and a $0.3 million decrease in securities gains, partially offset by a $0.5 million increase in deposit related fees.  The decrease from prior year same quarter included a $1.4 million decrease in gains on sales of loans and a $0.5 million decrease in securities gains, partially offset by a $0.9 million increase in deposit related fees.  Year-to-date noninterest income decreased $1.6 million from the six months ended June 30, 2021 due to a $3.2 million decline in gains on sales of loans, partially offset by a $1.6 million increase in deposit related fees.  Gains on sales of loans were impacted by the slowdown in the industry-wide mortgage refinancing boom.  Deposit related fees were primarily impacted by debit card income and overdraft charges.  Loan related fees were primarily impacted by the change in the fair market value of mortgage servicing rights.

Noninterest Expense

				Percent Change
				2Q 2022 Compared to:
($ in thousands)	2Q 2022	1Q 2022	2Q 2021	1Q 2022	2Q 2021	YTD 2022	YTD 2021	Percent Change
Salaries	$12,219	$11,739	$11,706	4.1%	4.4%	$23,958	$23,118	3.6%
Employee benefits	6,315	5,799	7,254	8.9	(12.9)	12,114	12,675	(4.4)
Net occupancy and equipment	2,756	2,854	2,668	(3.4)	3.3	5,610	5,496	2.1
Data processing	2,095	2,201	1,870	(4.8)	12.0	4,296	4,029	6.6
Legal and professional fees	884	867	753	1.9	17.2	1,751	1,646	6.4
Advertising and marketing	659	752	710	(12.6)	(7.3)	1,411	1,432	(1.4)
Taxes other than property and payroll	425	426	375	(0.3)	13.3	851	745	14.2
Net other real estate owned expense	43	353	488	(87.6)	(91.1)	396	806	(50.8)
Other	4,582	4,368	3,674	4.9	24.8	8,950	7,861	13.8
Total noninterest expense	$29,978	$29,359	$29,498	2.1%	1.6%	$59,337	$57,808	2.6%

Noninterest expense for the quarter ended June 30, 2022 of $30.0 million was $0.6 million, or 2.1%, higher than prior quarter and $0.5 million, or 1.6%, above prior year same quarter.  The increase in noninterest expense quarter over quarter was primarily the result of an increase in personnel expense ($1.0 million), partially offset by a $0.3 million decrease in net other real estate owned expense.  The increase in personnel expense was due to increases in salaries and a higher accrual for bonuses and incentives.  Noninterest expense for the six months ended June 30, 2022 was $1.5 million higher than the six months ended June 30, 2021.  The year-to-date increase was primarily the result of increases in personnel expense, data processing expense, and loan related expenses.

Balance Sheet Review

Total Loans
				Percent Change
				2Q 2022 Compared to:
($ in thousands)	2Q 2022	1Q 2022	2Q 2021	1Q 2022	2Q 2021
Commercial nonresidential real estate	$758,227	$774,791	$718,338	(2.1)%	5.6%
Commercial residential real estate	354,668	337,447	309,627	5.1	14.5
Hotel/motel	280,956	274,256	261,422	2.4	7.5
SBA guaranteed PPP loans	7,788	22,482	175,983	(65.4)	(95.6)
Other commercial	395,876	394,875	356,359	0.3	11.1
Total commercial	1,797,515	1,803,851	1,821,729	(0.4)	(1.3)

Residential mortgage	793,249	780,453	762,649	1.6	4.0
Home equity loans/lines	110,828	107,230	102,551	3.4	8.1
Total residential	904,077	887,683	865,200	1.8	4.5

Consumer indirect	697,060	667,387	610,025	4.4	14.3
Consumer direct	159,791	156,620	151,539	2.0	5.4
Total consumer	856,851	824,007	761,564	4.0	12.5

Total loans	$3,558,443	$3,515,541	$3,448,493	1.2%	3.2%

Total Deposits and Repurchase Agreements
				Percent Change
				2Q 2022 Compared to:
($ in thousands)	2Q 2022	1Q 2022	2Q 2021	1Q 2022	2Q 2022
Non-interest bearing deposits	$1,408,148	$1,398,529	$1,286,989	0.7%	9.4%
Interest bearing deposits
Interest checking	99,055	89,863	99,226	10.2	(0.2)
Money market savings	1,243,817	1,200,408	1,281,431	3.6	(2.9)
Savings accounts	671,349	666,874	596,426	0.7	12.6
Time deposits	1,050,559	1,072,630	1,059,630	(2.1)	(0.9)
Repurchase agreements	238,733	254,623	370,568	(6.2)	(35.6)
Total interest bearing deposits and repurchase agreements	3,303,513	3,284,398	3,407,281	0.6	(3.0)
Total deposits and repurchase agreements	$4,711,661	$4,682,927	$4,694,270	0.6%	0.4%

CTBI’s total assets at $5.4 billion increased $4.2 million, or 0.3% annualized, from March 31, 2022 but decreased $46.8 million, or 0.9%, from June 30, 2021.  Loans outstanding at June 30, 2022 were $3.6 billion, an increase of $42.9 million, an annualized 4.9%, from March 31, 2022 and $110.0 million, or 3.2%, from June 30, 2021.  Loans, excluding PPP loans, increased $57.6 million during the quarter, with an $8.4 million increase in the commercial loan portfolio,  $16.4 million increase in the residential loan portfolio, a $29.7 million increase in the indirect consumer loan portfolio, and a $3.1 million increase in the consumer direct loan portfolio.  The PPP loan portfolio declined during the quarter $14.7 million as a result of SBA forgiveness.  CTBI’s investment portfolio decreased $101.3 million, or an annualized 27.0%, from March 31, 2022 but increased $44.1 million, or 3.2%, from June 30, 2021.  Deposits in other banks increased $30.2 million from prior quarter but decreased $254.2 million from prior year same quarter.  Deposits, including repurchase agreements, at $4.7 billion increased $28.7 million, or an annualized 2.5%, from March 31, 2022 and $17.4 million, or 0.4%, from June 30, 2021.

Shareholders’ equity declined $21.3 million, or an annualized 13.1%, during the quarter and $52.0 million, or 7.6%, from June 30, 2021, as a result of the continued increase in unrealized losses on our securities portfolio.  We experienced a $34.9 million increase in accumulated other comprehensive loss, net of tax, resulting from increases in unrealized losses on our securities portfolio during the quarter.  CTBI’s annualized dividend yield to shareholders as of June 30, 2022 was 3.96%.

Asset Quality

Our total nonperforming loans, excluding troubled debt restructurings, increased slightly to $13.8 million at June 30, 2022 from $13.7 million at March 31, 2022 but were $7.3 million below the $21.1 million at June 30, 2021.  Accruing loans 90+ days past due at $5.0 million increased $0.2 million from prior quarter but decreased $3.3 million from June 30, 2021.  Nonaccrual loans remained at $8.8 million from prior quarter but decreased $4.0 million from June 30, 2021.  Accruing loans 30-89 days past due at $10.6 million decreased $0.2 million from prior quarter and $0.3 million from June 30, 2021.  Our loan portfolio management processes focus on the immediate identification, management, and resolution of problem loans to maximize recovery and minimize loss.

Our level of foreclosed properties were $2.0 million at June 30, 2022 compared to $2.3 million at March 31, 2022 and $5.8 million at June 30, 2021.  Sales of foreclosed properties for the quarter ended June 30, 2022 totaled $0.7 million while new foreclosed properties totaled $0.3 million.  At June 30, 2022, the book value of properties under contracts to sell was $0.4 million; however, the closings had not occurred at quarter-end.

Net loan charge-offs were $42 thousand, or less than 0.01% of average loans annualized, for the quarter ended June 30, 2022 compared to net loan charge-offs of $0.3 million, or 0.04% of average loans annualized, for the first quarter 2022 and a net recovery of loan charge-offs for the second quarter 2021 of $0.6 million.  Year-to-date net loan charge-offs were $0.4 million, or 0.02% of average loans annualized, compared to a net recovery of loan charge-offs of $0.4 million for the first six months of 2021.

Allowance for Credit Losses

Provision for credit losses for the quarter was $0.1 million, compared to provision of $0.9 million for the quarter ended March 31, 2022 and a recovery of provision of $4.3 million for the second quarter 2021.  Year-to-date provision was $1.0 million compared to a recovery of $6.8 million during the first six months of 2021.  Our reserve coverage (allowance for credit losses to nonperforming loans) at June 30, 2022 was 305.9% compared to 309.1% at March 31, 2022 and 197.2% at June 30, 2021.  Our credit loss reserve as a percentage of total loans outstanding at June 30, 2022 was 1.19% (1.19% excluding PPP loans) compared to 1.20% at March 31, 2022 (1.21% excluding PPP loans) and 1.21% at June 30, 2021 (1.27% excluding PPP loans).

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Community Trust Bancorp, Inc.’s (“CTBI”) actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.” These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; the effects of the COVID-19 pandemic on our business operations and credit quality and on general economic and financial market conditions, as well as our ability to respond to the related challenges; results of various investment activities; the effects of competitors’ pricing policies, changes in laws and regulations, competition, and demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; and the resolution of legal  proceedings and related matters.  In addition, the banking industry in general is subject to various monetary, operational, and fiscal policies and regulations, which include, but are not limited to, those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, and state regulators, whose policies, regulations, and enforcement actions could affect CTBI’s results.  These statements are representative only on the date hereof, and CTBI undertakes no obligation to update any forward-looking statements made.

Community Trust Bancorp, Inc., with assets of $5.4 billion, is headquartered in Pikeville, Kentucky and has 68 banking locations across eastern, northeastern, central, and south central Kentucky, six banking locations in southern West Virginia, three banking locations in northeastern Tennessee, four trust offices across Kentucky, and one trust office in Tennessee.

Additional information follows.

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
June 30, 2022
(in thousands except per share data and # of employees)

	Three	Three	Three	Six	Six
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Interest income	$45,352	$43,527	$43,875	$88,879	$88,086
Interest expense	4,562	3,495	3,868	8,057	7,837
Net interest income	40,790	40,032	40,007	80,822	80,249
Credit loss provision (recovery)	77	875	(4,257)	952	(6,756)

Gains on sales of loans	519	597	1,907	1,116	4,340
Deposit related fees	7,263	6,746	6,358	14,009	12,380
Trust revenue	3,198	3,248	3,349	6,446	6,300
Loan related fees	1,415	2,062	1,004	3,477	3,274
Securities gains (losses)	(225)	99	280	(126)	112
Other noninterest income	2,331	2,213	2,623	4,544	4,692
Total noninterest income	14,501	14,965	15,521	29,466	31,098

Personnel expense	18,534	17,538	18,960	36,072	35,793
Occupancy and equipment	2,756	2,854	2,668	5,610	5,496
Data processing expense	2,095	2,201	1,870	4,296	4,029
FDIC insurance premiums	358	355	323	713	649
Other noninterest expense	6,235	6,411	5,677	12,646	11,841
Total noninterest expense	29,978	29,359	29,498	59,337	57,808

Net income before taxes	25,236	24,763	30,287	49,999	60,295
Income taxes	4,965	5,035	6,356	10,000	12,746
Net income	$20,271	$19,728	$23,931	$39,999	$47,549

Memo: TEQ interest income	$45,584	$43,762	$44,105	$89,346	$88,533

Average shares outstanding	17,835	17,820	17,784	17,827	17,779
Diluted average shares outstanding	17,843	17,832	17,800	17,838	17,794
Basic earnings per share	$1.14	$1.11	$1.35	$2.24	$2.67
Diluted earnings per share	$1.14	$1.11	$1.34	$2.24	$2.67
Dividends per share	$0.400	$0.400	$0.385	$0.800	$0.770

Average balances:
Loans	$3,538,324	$3,440,439	$3,495,655	$3,489,652	$3,521,861
Earning assets	5,140,656	5,134,150	5,184,923	5,137,421	5,071,907
Total assets	5,446,263	5,417,800	5,450,182	5,432,110	5,335,432
Deposits, including repurchase agreements	4,705,492	4,633,988	4,661,615	4,669,938	4,552,736
Interest bearing liabilities	3,373,741	3,350,208	3,424,218	3,362,039	3,379,958
Shareholders' equity	637,542	679,527	675,727	658,419	668,555

Performance ratios:
Return on average assets	1.49%	1.48%	1.76%	1.48%	1.80%
Return on average equity	12.75%	11.77%	14.20%	12.25%	14.34%
Yield on average earning assets (tax equivalent)	3.56%	3.46%	3.41%	3.51%	3.52%
Cost of interest bearing funds (tax equivalent)	0.54%	0.42%	0.45%	0.48%	0.47%
Net interest margin (tax equivalent)	3.20%	3.18%	3.11%	3.19%	3.21%
Efficiency ratio (tax equivalent)	53.77%	53.25%	53.17%	53.51%	51.76%

Loan charge-offs	$828	$1,320	$948	$2,148	$2,418
Recoveries	(786)	(998)	(1,554)	(1,784)	(2,847)
Net charge-offs	$42	$322	$(606)	$364	$(429)

Market Price:
High	$42.91	$46.30	$45.95	$46.30	$47.53
Low	$39.10	$40.53	$39.76	$39.10	$36.02
Close	$40.44	$41.20	$40.38	$40.44	$40.38

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
June 30, 2022
(in thousands except per share data and # of employees)

	As of	As of	As of
	June 30, 2022	March 31, 2022	June 30, 2021
Assets:
Loans	$3,558,443	$3,515,541	$3,448,493
Loan loss reserve	(42,344)	(42,309)	(41,695)
Net loans	3,516,099	3,473,232	3,406,798
Loans held for sale	936	1,941	4,912
Securities AFS	1,402,127	1,503,165	1,357,597
Equity securities at fair value	2,128	2,352	2,523
Other equity investments	13,026	13,026	13,915
Other earning assets	140,384	108,222	392,591
Cash and due from banks	75,373	58,352	63,917
Premises and equipment	40,704	40,738	40,391
Right of use asset	12,005	11,941	12,729
Goodwill and core deposit intangible	65,490	65,490	65,490
Other assets	179,078	164,674	133,300
Total Assets	$5,447,350	$5,443,133	$5,494,163

Liabilities and Equity:
Interest bearing checking	$99,055	$89,863	$99,226
Savings deposits	1,915,166	1,867,282	1,877,857
CD's >=$100,000	573,519	590,476	561,269
Other time deposits	477,040	482,154	498,361
Total interest bearing deposits	3,064,780	3,029,775	3,036,713
Noninterest bearing deposits	1,408,148	1,398,529	1,286,989
Total deposits	4,472,928	4,428,304	4,323,702
Repurchase agreements	238,733	254,623	370,568
Other interest bearing liabilities	58,706	58,711	58,726
Lease liability	12,479	12,796	13,529
Other noninterest bearing liabilities	32,454	35,328	43,555
Total liabilities	4,815,300	4,789,762	4,810,080
Shareholders' equity	632,050	653,371	684,083
Total Liabilities and Equity	$5,447,350	$5,443,133	$5,494,163

Ending shares outstanding	17,895	17,884	17,831

30 - 89 days past due loans	$10,595	$10,838	$10,847
90 days past due loans	5,018	4,858	8,283
Nonaccrual loans	8,824	8,832	12,863
Restructured loans (excluding 90 days past due and nonaccrual)	75,264	70,814	66,887
Foreclosed properties	1,954	2,299	5,848

Community bank leverage ratio	13.14%	13.15%	12.45%
Tangible equity to tangible assets ratio	10.53%	10.93%	11.39%
FTE employees	958	963	961